Citigroup Inc.	June 28, 2013 Medium-Term Senior Notes, Series H Pricing Supplement No. 2013-CMTNH0108 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-172562
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015
Overview
▪
The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than or less than the stated principal amount, depending on the relative performance of the equity fund and the bond fund specified below.  The performance of each underlying fund will be measured from its initial share price to its final share price and will not reflect dividends or other distributions.

▪
The securities offer a fixed positive return at maturity if the equity return is greater than or equal to the bond return, regardless of by how much.  However, if the equity return is less than the bond return, you will incur a loss on your investment equal to the underperformance of the equity fund relative to the bond fund.  If the equity return is less than the bond return, your losses will reflect leveraged downside exposure to the underperformance of the equity fund relative to the bond fund.  This is because, for each $10.00 security, you will have the aggregate net losses of a $10.00 notional “long” investment in the equity fund and a $10.00 notional “short” position with respect to the bond fund.  You may lose up to all of your investment in the securities.

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In order to obtain the exposure to the relative performance of the underlying funds that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we default on our obligations.

KEY TERMS
Underlying funds:	▪ SPDR® S&P 500® ETF Trust (the “equity fund”) ▪ iShares® Barclays 20+ Year Treasury Bond Fund (the “bond fund”)
Aggregate stated principal amount:	$1,275,000
Stated principal amount:	$10.00 per security
Pricing date:	June 28, 2013
Issue date:	July 3, 2013
Valuation date:	June 29, 2015, subject to postponement if such date is not a scheduled trading day for either underlying fund or certain market disruption events occur with respect to either underlying fund
Maturity date:	July 2, 2015
Payment at maturity:
For each $10.00 security you hold at maturity:
▪ If the equity return is greater than or equal to the bond return:
    $10.00 + the fixed return amount
▪ If the equity return is less than the bond return:
$10.00 + ($10.00 × the relative performance factor, which will be negative)
If the equity return is less than the bond return, your payment at maturity will be less than the $10.00 stated principal amount per security and possibly zero.  You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.

Initial share price:
▪ With respect to the equity fund: $160.01 (the closing price of shares of the equity fund on the pricing date)
▪ With respect to the bond fund: $110.44 (the closing price of shares of the bond fund on the pricing date)

Final share price:	For each underlying fund, the closing price of shares of the underlying fund on the valuation date
Equity return:	With respect to the equity fund, (final share price – initial share price) / initial share price
Bond return:	With respect to the bond fund, (final share price – initial share price) / initial share price
Fixed return amount:	$2.00 per security (20.00% of the stated principal amount). You will receive the fixed return amount only if the equity return is greater than or equal to the bond return.
Relative performance factor:	The equity return minus the bond return
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	173095381 / US1730953817
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1) (2)	Underwriting fee(2)	Proceeds to issuer
Per security:	$10.00	$0.225	$9.775
Total:	$1,275,000.00	$28,687.50	$1,246,312.50
(1) On the date of this pricing supplement, the estimated value of the securities is $9.469 per security.  The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.
(2) The issue price for a particular investor and the related underwriting fee received by CGMI may be reduced for volume purchase discounts depending on the aggregate amount of securities purchased by that investor. The lowest price payable by an investor is $9.925 per security.  For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, in connection with your investment in the securities.

Product Supplement No. EA-02-02 dated December 27, 2012                  Underlying Supplement No. 2 dated December 27, 2012
Prospectus Supplement dated December 20, 2012 and Prospectus dated May 12, 2011

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

Additional Information

General.  The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity, such as market disruption events and other events affecting the underlying funds. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” and “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Delisting, Liquidation or Termination of an ETF,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding the underlying funds that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Antidilution adjustments.  The initial share price of each underlying fund is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement.  Accordingly, the initial share price of each underlying fund is subject to adjustment upon the occurrence of any of the events described in that section.

Postponement of the valuation date.  If the valuation date is postponed for a reason that affects one but not both underlying funds, the final share price of the unaffected underlying fund will be its closing price on the originally scheduled valuation date and the final share price of the affected underlying fund will be its closing price on the valuation date as postponed.  See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical relative performance factors (which is the equity return minus the bond return).  As the diagram illustrates, if the relative performance factor is a positive number or zero (i.e., the equity return is greater than or equal to the bond return), you will receive the stated principal amount of your securities plus a fixed return at maturity.  However, if the relative performance factor is a negative number (i.e., the equity return is less than the bond return), you will receive less than the stated principal amount of your securities at maturity, and your loss will be equal to the underperformance of the equity fund relative to the bond fund.

The examples below illustrate how your payment at maturity would be calculated in various hypothetical scenarios.  Hypothetical values in the examples have been rounded for ease of analysis.

June 2013	PS-2

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

Example 1—Upside Scenario A. The equity fund appreciates and the bond fund depreciates.

Underlying Fund	Initial Share Price	Hypothetical Final Share Price
Equity fund	$160.01	$176.01	Hypothetical Equity Return: 10.00%
Bond fund	$110.44	$93.87	Hypothetical Bond Return: –15.00%
Hypothetical Relative Performance Factor (Equity Return minus Bond Return):			25.00%

Because the hypothetical equity return is greater than the hypothetical bond return in this scenario, you would receive the stated principal amount of your securities plus the fixed return amount at maturity, calculated as follows:

Payment at maturity per security	= $10.00 + the fixed return amount
= $10.00 + $2.00
= $12.00

In this scenario, you would receive a fixed total return at maturity of 20.00%, even though the equity fund has outperformed the bond fund by more than 20.00% (i.e., 25.00%).

Example 2—Upside Scenario B. The equity fund and the bond fund both appreciate, but the equity fund appreciates by more than the bond fund.

Underlying Fund	Initial Share Price	Hypothetical Final Share Price
Equity fund	$160.01	$192.01	Hypothetical Equity Return: 20.00%
Bond fund	$110.44	$127.01	Hypothetical Bond Return: 15.00%
Hypothetical Relative Performance Factor (Equity Return minus Bond Return):			5.00%

Because the hypothetical equity return is greater than the hypothetical bond return in this scenario, you would receive the stated principal amount of your securities plus the fixed return amount at maturity, calculated as follows:

Payment at maturity per security	= $10.00 + the fixed return amount
= $10.00 + $2.00
= $12.00

Example 3—Upside Scenario C. The equity fund and the bond fund both depreciate, but the equity fund depreciates by less than the bond fund.

Underlying Fund	Initial Share Price	Hypothetical Final Share Price
Equity fund	$160.01	$152.01	Hypothetical Equity Return: –5.00%
Bond fund	$110.44	$99.40	Hypothetical Bond Return: –10.00%
Hypothetical Relative Performance Factor (Equity Return minus Bond Return):			5.00%

Because the hypothetical equity return is greater than the hypothetical bond return in this scenario, you would receive the stated principal amount of your securities plus the fixed return amount at maturity, calculated as follows:

Payment at maturity per security	= $10.00 + the fixed return amount
= $10.00 + $2.00
= $12.00

June 2013	PS-3

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

Example 4—Downside Scenario A. The equity fund depreciates and the bond fund appreciates.

Underlying Fund	Initial Share Price	Hypothetical Final Share Price
Equity fund	$160.01	$80.01	Hypothetical Equity Return: –50.00%
Bond fund	$110.44	$165.66	Hypothetical Bond Return: 50.00%
Hypothetical Relative Performance Factor (Equity Return minus Bond Return):			–100.00%

Because the hypothetical equity return is less than the hypothetical bond return in this scenario, you would incur a loss at maturity equal to the hypothetical relative performance factor, which in this case is –100.00%.  Your payment at maturity would be calculated as follows:

Payment at maturity per security	= $10.00 + ($10.00 × the relative performance factor)
= $10.00 + ($10.00 × –100.00%)
= $10.00 – $10.00 = $0.00

This scenario, in which the equity fund depreciates and the bond fund appreciates, is one in which the securities may perform particularly poorly, because the underperformance of the equity fund relative to the bond fund may be particularly significant.  As this example illustrates, if the combination of the equity fund depreciation and the bond fund appreciation equals or exceeds 100%, you would lose your entire investment in the securities.

Example 5—Downside Scenario B. The equity fund and the bond fund both appreciate, but the equity fund appreciates by less than the bond fund.

Underlying Fund	Initial Share Price	Hypothetical Final Share Price
Equity fund	$160.01	$184.01	Hypothetical Equity Return: 15.00%
Bond fund	$110.44	$154.62	Hypothetical Bond Return: 40.00%
Hypothetical Relative Performance Factor (Equity Return minus Bond Return):			–25.00%

Because the hypothetical equity return is less than the hypothetical bond return in this scenario, you would incur a loss at maturity equal to the hypothetical relative performance factor, which in this case is –25.00%.  Your payment at maturity would be calculated as follows:

Payment at maturity per security	= $10.00 + ($10.00 × the relative performance factor)
= $10.00 + ($10.00 × –25.00%)
= $10.00 – $2.50 = $7.50

In this scenario, even though the equity fund appreciated, you would incur a loss at maturity because the appreciation of the equity fund is less than the appreciation of the bond fund.

Example 6—Downside Scenario C. The equity fund and the bond fund both depreciate, but the equity fund depreciates by more than the bond fund.

Underlying Fund	Initial Share Price	Hypothetical Final Share Price
Equity fund	$160.01	$88.01	Hypothetical Equity Return: –45.00%
Bond fund	$110.44	$99.40	Hypothetical Bond Return: –10.00%
Hypothetical Relative Performance Factor (Equity Return minus Bond Return):			–35.00%

Because the hypothetical equity return is less than the hypothetical bond return in this scenario, you would incur a loss at maturity equal to the hypothetical relative performance factor, which in this case is –35.00%.  Your payment at maturity would be calculated as follows:

Payment at maturity per security	= $10.00 + ($10.00 × the relative performance factor)
= $10.00 + ($10.00 × –35.00%)
= $10.00 – $3.50 = $6.50

In this scenario, even though the bond fund depreciated, you would incur a loss at maturity because the depreciation of the equity fund is greater than the depreciation of the bond fund.

June 2013	PS-4

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the underlying funds.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement and the description of risks relating to the underlying funds contained in the section “Risk Factors” beginning on Page 1 in the accompanying underlying supplement.  You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

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You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the relative performance of the underlying funds. If the equity return is less than the bond return, you will receive less than the stated principal amount of your securities at maturity, and your loss will equal the underperformance of the equity fund relative to the bond fund.  There is no minimum payment at maturity on the securities.

▪
The securities have leveraged downside exposure to the potential underperformance of the equity fund relative to the bond fund.  If the equity return is less than the bond return, then, for each $10.00 security you hold, you will have the aggregate net losses of a $10.00 notional “long” investment in the equity fund and a $10.00 notional “short” position with respect to the bond fund.  In other words, for each $10.00 you invest, you will have the net downside exposure associated with $20.00 in notional investment positions as of the pricing date, which could increase your losses as compared to either a $10.00 long position in the equity fund or a $10.00 short position with respect to the bond fund individually.  For example, if the value of the equity fund depreciates by 20% and the value of the bond fund appreciates by 20%, the loss on your investment in the securities will equal the 20% loss on the $10.00 notional “long” investment in the equity fund plus the 20% loss on the $10.00 notional “short” position with respect to the bond fund, for a combined loss of 40% on the securities.

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Although the securities have leveraged downside exposure, your upside exposure is limited to the fixed return, even if the equity return exceeds the bond return by more than the fixed return.  Your potential total return on the securities at maturity is limited to the fixed return at maturity of 20.00%, which is equivalent to a fixed return amount of $2.00 per security.  The fixed return at maturity may be significantly less than the amount by which the equity return exceeds the bond return, in which case the securities will underperform an alternative investment strategy providing 1-to-1 exposure to the outperformance of the equity fund relative to the bond fund.

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Your return on the securities will not be the return you could have achieved on a direct “long” investment in the equity fund.  Although the securities reflect, in part, a notional “long” position with respect to the equity fund, your return on the securities will not be the return you could have achieved on a direct “long” investment in the equity fund.  This is because your return on the securities is dependent solely on whether the equity fund outperforms or underperforms the bond fund and, in the case of underperformance, the extent of that underperformance.  You may incur losses on the securities even if the equity fund appreciates significantly, which would occur if the bond fund appreciates by more than the equity fund.  Moreover, even if the equity return is greater than the bond return, your return on the securities will not be based on either the equity return or the relative performance of the equity return and the bond return, but instead will equal the fixed return at maturity.

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Your return on the securities will not be the return you could have achieved on a direct “short” position with respect to the bond fund.  Although the securities reflect, in part, a notional “short” position with respect to the bond fund, your return on the securities will not be the return you could have achieved on a direct “short” position with respect to the bond fund.  This is because your return on the securities is dependent solely on whether the equity fund outperforms or underperforms the bond fund and, in the case of underperformance, the extent of that underperformance.  You may incur losses on the securities even if the bond fund depreciates significantly, which would occur if the equity fund depreciates by more than the bond fund.  Moreover, even if the bond return is less than the equity return, your return on the securities will not be based on either the bond return or the relative performance of the bond return and the equity return, but instead will equal the fixed return at maturity.

▪
The relationship between the performances of the equity fund and the bond fund will determine your return on the securities but is impossible to predict.  Your return on the securities will be significantly affected by the positive or negative correlation between the performances of the underlying funds.  However, it is impossible to predict what the relationship between the underlying funds will be over the term of the securities.  If the performances of the underlying funds are negatively correlated—that is, if a decline in the value of one tends to be associated with an increase in the value of the other—the overall effect on the securities would be expected to be negative.  This is because a negative correlation between the underlying funds would be expected to increase your losses if there is a decline in the value of the equity fund but, as a result of the fixed return, would not

June 2013	PS-5

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

increase your return if there is an increase in the value of the equity fund.  A negative correlation between the underlying funds would be expected to increase your losses if there is a decline in the value of the equity fund because that decline would be expected to be accompanied by an increase in the value of the bond fund, resulting in a particularly significant underperformance of the equity fund relative to the bond fund.

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The securities may perform particularly poorly in declining equity markets.  Historically, declining equity markets have been associated with increasing U.S. Treasury bond values, especially during periods of financial crises.  This may be attributable to equity investors withdrawing funds from the equity markets and seeking relative safety in U.S. Treasury bonds, driving up U.S. Treasury bond values as U.S. equity market values decline.  In this scenario, the securities may perform particularly poorly, because the difference between the negative equity return and the positive bond return (i.e., the relative performance factor) may be particularly large (in negative terms).

▪
The securities do not pay interest.  Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪
The price of shares of the bond fund may be volatile and will be significantly affected by market interest rates.  The price of shares of the bond fund is expected to be driven by the market price of the long-term U.S. Treasury bonds held by the bond fund.  The market price of these U.S. Treasury bonds tends to be volatile and will be influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the U.S. government.  In particular, holding other factors constant, the price of shares of the bond fund is expected to move inversely with current market interest rates.  If current market interest rates decline, the bond fund would be expected to appreciate.  Because the securities reflect a notional “short” position with respect to the bond fund, the securities may be adversely affected by a decrease in current market interest rates that results in an increase in the value of the bond fund.  Bonds with longer durations, such as the U.S. Treasury bonds held by the bond fund, tend to be more sensitive to interest rate changes than bonds with shorter durations, usually making them more volatile.

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Your payment at maturity depends on the closing prices of the shares of the underlying funds on a single day. Because your payment at maturity depends on the closing prices of the shares of the underlying funds solely on the valuation date, you are subject to the risk that the closing prices on that day may be different, resulting in a less favorable measure of the relative performance of the equity fund and the bond fund, than on one or more other dates during the term of the securities.

▪	The securities are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive anything owed to you under the securities.

▪
The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

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The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price.  The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price.  These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities.  These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you.  The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities.  See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪
The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlying funds, the correlation between the underlying funds and market interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

June 2013	PS-6

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

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The estimated value of the securities would be lower if it were calculated based on our secondary market rate.  The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate.  If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower.  We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences.  Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

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The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market.  Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor.  Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used.  In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions.  As a result, it is likely that any secondary market price for the securities will be less than the issue price.

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The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying funds and a number of other factors, including the correlation between the underlying funds, market interest rates, the time remaining to maturity and our creditworthiness, as reflected in our secondary market rate. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

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Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment.  The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period.  See “Valuation of the Securities” in this pricing supplement.

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Our offering of the securities is not a recommendation of the strategy represented by the securities. The fact that we are offering the securities does not mean that we believe that an investment in the securities is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying funds or the securities held by the underlying funds, or in instruments related to the underlying funds or such securities, and may publish research or express opinions, that in each case are inconsistent with an investment in the securities. These and other of our affiliates’ activities may affect the prices of the shares of the underlying funds in a way that has a negative impact on your interests as a holder of the securities.

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The prices of the shares of the underlying funds may be affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who likely take positions directly in the underlying funds or in instruments related to the underlying funds. Our affiliates also trade the underlying funds, the securities held by the underlying funds and other financial instruments related to the underlying funds and such securities on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the shares of the underlying funds in a way that adversely affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

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We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the underlying funds or the issuers of the stocks held by the equity fund, including extending loans to, making equity investments in or providing advisory services to those issuers. In the course of this business, our affiliates may acquire non-public information about those issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

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You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to the underlying funds.  The equity return and the bond return will each be determined without taking into account any dividends or other distributions.

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The prices of the shares of the underlying funds may not completely track the performance of their respective underlying indices.  The prices of the shares of the underlying funds will reflect fees and expenses that are not included in the calculation of the indices that the underlying funds seek to track.  In addition, the underlying funds may not hold all of the securities included in, and may hold securities and derivative instruments that are not included in, those underlying indices.  Moreover, because the prices of the shares of the underlying funds are set by supply and demand on the exchange on which the shares trade, the prices of the shares may diverge from the net asset value of the underlying funds.

June 2013	PS-7

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

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An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of shares of the underlying funds.  For example, we will not make any adjustment for ordinary dividends or distributions.  Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event.  Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of shares of the underlying funds would not.

▪
The securities may become linked to a fund other than an original underlying fund upon the occurrence of a reorganization event or upon the delisting of either of the underlying funds. For example, if an underlying fund enters into a merger agreement that provides for holders of the shares of the underlying fund to receive shares of another fund, such other fund will become the successor underlying fund for all purposes of the securities upon consummation of the merger.  Additionally, if an underlying fund is delisted or otherwise terminated, the calculation agent may, in its sole discretion, select shares of another fund to be the successor shares.  See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an ETF” in the accompanying product supplement.

▪
The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.  If certain events occur, such as market disruption events, corporate events with respect to the underlying funds that may require a dilution adjustment or the delisting of the shares of the underlying funds, CGMI, as calculation agent, may be required to make discretionary judgments that could significantly affect your payment at maturity.  In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪
The U.S. federal tax consequences of an investment in the securities are unclear.  There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected.  As described below under “United States Federal Tax Considerations,” in 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.  You should read carefully the discussion under "United States Federal Tax Considerations" and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Underlying Funds

The information set forth below about each underlying fund has been obtained from publicly available sources, without independent verification.  Information filed by the underlying funds with the SEC can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov.  Information filed with the SEC by each of the underlying funds can be located by reference to its SEC file number provided below. In addition, information regarding each of the underlying funds may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying funds. We have derived all disclosures contained in this pricing supplement regarding the underlying funds from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither Citigroup Inc. nor CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying funds, such publicly available documents or any other publicly available information regarding the underlying funds.

The securities represent obligations of Citigroup Inc. only. The underlying funds are not involved in any way in this offering and have no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying funds.

SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust (the “equity fund”) is an exchange-traded fund that seeks to provide investment results, before expenses, that generally correspond to the price and yield performance of the S&P 500® Index.  However, for purposes of the securities, the performance of the equity fund will reflect only its price performance, as any dividends paid by the equity fund will not be factored into a determination of the final share price of the equity fund.  The equity fund is not actively managed by traditional methods, which typically involve effecting changes in its holdings on the basis of judgments made relating to economic, financial and market considerations.  The S&P 500® Index consists of 500 common stocks selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets.  It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

June 2013	PS-8

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

The equity fund is a unit investment trust that is managed and maintained by, and is subject to the policies of, State Street Bank and Trust Company, the Trustee of the equity fund.  The equity fund is registered with the SEC.  Information provided to or filed with the SEC by the equity fund can be located by reference to SEC file numbers 033-46080 and 811-06125 through the SEC’s Web site at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  The shares of the equity fund trade on the NYSE Arca under the ticker symbol “SPY.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—SPDR® S&P 500® ETF Trust” in the accompanying underlying supplement for important disclosures regarding the shares of the SPDR® S&P 500® ETF Trust, including certain risks that are associated with an investment linked to the shares of the SPDR® S&P 500® ETF Trust.

Historical Information

The closing price of shares of the equity fund on June 28, 2013 was $160.01.

The graph below shows the closing price of shares of the equity fund for each day such price was available from January 2, 2008 to June 28, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, shares of the equity fund for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices of shares of the equity fund as an indication of future performance.

SPDR® S&P 500® ETF Trust	High	Low	Dividends
2008
First Quarter	$144.94	$127.90	$0.77541
Second Quarter	$143.08	$127.69	$0.64195
Third Quarter	$130.70	$111.38	$0.66922
Fourth Quarter	$116.00	$75.95	$0.69092
2009
First Quarter	$93.44	$68.11	$0.71934
Second Quarter	$95.09	$81.00	$0.56143
Third Quarter	$107.33	$87.95	$0.51819
Fourth Quarter	$112.67	$102.54	$0.50833
2010
First Quarter	$117.40	$105.87	$0.59019
Second Quarter	$121.79	$103.22	$0.48038
Third Quarter	$114.79	$102.20	$0.53128

June 2013	PS-9

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

SPDR® S&P 500® ETF Trust	High	Low	Dividends
Fourth Quarter	$125.92	$113.75	$0.60213
2011
First Quarter	$134.57	$126.21	$0.65276
Second Quarter	$136.54	$126.81	$0.55332
Third Quarter	$135.46	$112.26	$0.62762
Fourth Quarter	$128.68	$109.93	$0.62495
2012
First Quarter	$141.61	$127.49	$0.77013
Second Quarter	$141.79	$128.10	$0.61389
Third Quarter	$147.24	$133.51	$0.68826
Fourth Quarter	$146.27	$135.70	$0.77945
2013
First Quarter	$156.73	$145.53	$1.02183
Second Quarter (through June 28, 2013)	$167.11	$154.14	$0.69372

We make no representation as to the amount of dividends that may be paid on shares of the equity fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends that may be payable on shares of the equity fund.

iShares® Barclays 20+ Year Treasury Bond Fund

The iShares® Barclays 20+ Year Treasury Bond Fund (the “bond fund”) is an exchange-traded fund that seeks to provide investment results, before expenses, that generally correspond to the price and yield performance of the long-term sector of the United States Treasury market, as defined by the Barclays Capital U.S. 20+ Year Treasury Bond Index.  However, for purposes of the securities, the performance of the bond fund will reflect only its price performance, as any distributions paid by the bond fund will not be factored into a determination of the final share price of the bond fund.  The bond fund is not actively managed by traditional methods, which typically involve effecting changes in its holdings on the basis of judgments made relating to economic, financial and market considerations.  The Barclays Capital U.S. 20+ Year Treasury Bond Index measures the performance of long-term public obligations of the United States Treasury.  It is calculated and maintained by Barclays Capital Inc.

The bond fund is maintained and managed by iShares®, Inc. and BlackRock Fund Advisors is currently the investment adviser to the bond fund.  The bond fund is registered with the SEC as part of the iShares® Trust.  Information provided to or filed with the SEC by iShares® Trust can be located by reference to SEC file numbers 333-92935 and 811-09729, through the SEC’s Web site at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  The shares of the bond fund trade on the NYSE Arca under the ticker symbol “TLT.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—iShares® Barclays 20+ Year Treasury Bond Fund” in the accompanying underlying supplement for important disclosures regarding the shares of the bond fund, including certain risks that are associated with an investment linked to the shares of the bond fund.

Historical Information

The closing price of shares of the bond fund on June 28, 2013 was $110.44.

The graph below shows the closing price of shares of the bond fund for each day such price was available from January 2, 2008 to June 28, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, shares of the bond fund for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices of shares of the bond fund as an indication of future performance.

June 2013	PS-10

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

iShares® Barclays 20+ Year Treasury Bond Fund	High	Low	Dividends
2008
First Quarter	$97.18	$90.95	$1.03850
Second Quarter	$95.67	$88.87	$1.06915
Third Quarter	$98.49	$90.14	$1.00423
Fourth Quarter	$122.45	$92.74	$1.01500
2009
First Quarter	$116.65	$100.56	$0.97253
Second Quarter	$106.37	$88.19	$0.90424
Third Quarter	$98.84	$90.40	$0.92928
Fourth Quarter	$99.70	$89.46	$0.92217
2010
First Quarter	$92.31	$88.61	$0.93262
Second Quarter	$101.75	$87.47	$0.97756
Third Quarter	$108.56	$98.33	$0.95620
Fourth Quarter	$105.56	$90.94	$1.05142
2011
First Quarter	$93.92	$88.19	$0.93724
Second Quarter	$97.64	$89.88	$1.13792
Third Quarter	$123.13	$93.61	$0.96727
Fourth Quarter	$123.87	$110.24	$0.89519
2012
First Quarter	$121.44	$110.10	$0.93543
Second Quarter	$130.36	$110.58	$0.83615
Third Quarter	$132.16	$118.30	$0.81307
Fourth Quarter	$126.73	$120.07	$0.77406
2013
First Quarter	$120.32	$114.75	$0.78229
Second Quarter (through June 28, 2013)	$124.00	$107.88	$0.79078

June 2013	PS-11

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

We make no representation as to the amount of dividends that may be paid on shares of the bond fund in the future.  In any event, as an investor in the securities, you will not be entitled to receive dividends that may be payable on shares of the bond fund.

Hypothetical Relative Performance Graph

The graph below shows the relative performance of the equity fund and the bond fund on a two-year rolling basis as of the end of each month in the period from January 1, 2008 to June 28, 2013.  Each data point in the graph below represents the equity return minus the bond return, determined as of the date of such data point using the closing price of each underlying fund two years prior to such date as the initial share price and the closing price of each underlying fund on such date as the final share price.  The hypothetical historical relative performances of the equity fund and the bond fund is not an indication of what their performances will be over the term of the securities.

Combined Historical Performance Graph

The graph below combines the historical performance graph of the equity fund with the historical performance of the bond fund in order to facilitate a comparison of the performance of the equity fund and the bond fund in the period from January 1, 2008 to June 28, 2013.  Because future conditions may differ from past conditions, the future relationship between the equity fund and the bond fund, if any, may differ from the relationship, if any, shown in the graph below.

June 2013	PS-12

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing the securities, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.  There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•
Upon a sale or exchange of the securities, or retirement of the securities at maturity, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the securities.  Such gain or loss should be long-term capital gain or loss if you held the securities for more than one year.

Under current law, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to you with respect to the securities provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

June 2013	PS-13

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.225, subject to reduction for volume purchase discounts as described below, for each security sold in this offering. From this underwriting fee, CGMI will pay selected dealers, including its affiliate Morgan Stanley Smith Barney LLC, and their financial advisors collectively a fixed selling concession of $0.225, subject to reduction for volume purchase discounts as described below, for each security they sell.

The issue price, the underwriting fee received by CGMI and the related selling concession paid to selected dealers per security may be reduced for volume purchase discounts depending on the aggregate amount of securities purchased by a particular investor according to the following chart.

Syndicate Information
Aggregate Principal Amount of Securities for Any Single Investor	Issue Price per Security	Selling Concession per Security
< $1,000,000	$10.0000	$0.2250
≥ $1,000,000 and < $3,000,000	$9.9625	$0.1875
≥ $3,000,000 and < $5,000,000	$9.9438	$0.1688
≥ $5,000,000	$9.9250	$0.1500

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in each of the accompanying product supplement and prospectus supplement and “Plan of Distribution” in the accompanying prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other affiliates may profit from such hedging activity even if the value of the securities declines. This hedging activity could affect the closing price of each underlying fund and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Certain Additional Selling Restrictions

Chile

The securities are being offered as of the date hereof solely to Qualified Investors (Inversionistas Calificados) pursuant to the private placement exemption provided by General Rule No. 306 of the Superintendencia de Valores Y Seguros (the “SVS”). The offering of the securities has not been and will not be registered with the Chilean Securities Registry or the Registry of Foreign Securities of the SVS and, therefore, the securities are not subject to oversight by the SVS and may not be sold publicly in Chile. The issuer of the securities is not obligated to make information available publicly in Chile regarding the securities.

Peru

June 2013	PS-14

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

The information contained in this pricing supplement has not been reviewed by the Superintendencia del Mercado de Valores (Peruvian Securities Market Superintendency or SMV; formerly, the Comisión Nacional Supervisora de Empresas y Valores or CONASEV). Neither the Regulations for Initial Offers and Sale of Securities (CONASEV Resolution 141-98-EF/94.10) nor the obligations regarding the information applicable to securities registered with the Registro Público del Mercado de Valores (Peruvian Stock Market Public Registry) apply to this private offering.

Uruguay

In Uruguay, the securities are being placed relying on a private placement (“oferta privada”) pursuant to section 2 of law 18.627, as amended. The securities are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models.  CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).  CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate.  CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness.  These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.  For the avoidance of doubt, the bond component is a hypothetical construct used for purposes of determining the estimated value of the securities and is not the same as or related to the bond fund.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities.  The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period.

Contact

Clients of Morgan Stanley Wealth Management may contact their local Morgan Stanley branch office or the Morgan Stanley principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 762-9666). All other clients may contact their local brokerage representative.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Citigroup Inc., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinion set forth below of Michael J. Tarpley, Associate General Counsel–Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated January 17, 2013, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on January 17, 2013, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of the trustee and that none of the terms of the securities nor the issuance and delivery of the securities, nor the compliance by Citigroup Inc. with the terms of the securities, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Inc. or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Inc.

In the opinion of Michael J. Tarpley, Associate General Counsel–Capital Markets of Citigroup Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee

June 2013	PS-15

Citigroup Inc.
127,500 Jump Securities Based Upon the Performance of Shares of the SPDR® S&P 500® ETF Trust Relative to Shares of the iShares® Barclays 20+ Year Treasury Bond Fund Due July 2, 2015

thereof) of Citigroup Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed, and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Inc., and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents.  This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Michael J. Tarpley, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

© 2013 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

June 2013	PS-16